SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

GULFMARK OFFSHORE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	76-0526032 (I.R.S. Employer Identification Number)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of Principal Executive Offices)	77042 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01	New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box.   ☒

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box.   ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.                                Description of Registrant's Securities to be Registered

The description of GulfMark Offshore, Inc.’s (the “Registrant”) common stock, par value $0.01 per share, and preferred stock, with no par value, contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 29, 1997, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any subsequently filed amendments and reports updating such description, is incorporated by reference into this registration statement.

The GulfMark Common Stock has been approved for listing on the New York Stock Exchange under the symbol “GLF”.

Item 2.                                Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GULFMARK OFFSHORE, INC.
Dated: July 19, 2007	By:	/s/ Edward A. Guthrie
Edward A. Guthrie
Executive Vice President – Finance, Chief Financial Officer and Secretary